                                 ARTHUR
                                ANDERSEN

                           ARTHUR ANDERSEN & CO, SC



                                                       _______________________
September 11, 1995                                     ARTHUR ANDERSEN LLP
                                                       _______________________
Office of the Chief Accountant                         Suite 2500
SECPS Letter File                                      133 Peachtree Street NE
Securities and Exchange Commission                     Atlanta GA 30303-1846
Mail Stop 9-5                                          404 658 1776
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sirs:

We have read item 4 included in the attached Form 8-K dated September 11, 1995 of Oglethorpe Power Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraph 4(a) therein.


Very truly yours,

/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP



                                     7